Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(18,184,130)
Unrealized Gain (Loss) on Market Value of Futures	218,631,270
Dividend Income	270,014
Interest Income	1,813,975
ETF Transaction Fees	33,000
Total Income (Loss)	$202,564,129

Expenses
General Partner Management Fees	$906,096
Professional Fees	298,562
Brokerage Commissions	387,267
Non-interested Directors' Fees and Expenses	17,224
Prepaid Insurance Expense	11,930
NYMEX License Fee	30,203
SEC & FINRA Registration Expense	28,638
Total Expenses	$1,679,920
Net Income (Loss)	$200,884,209

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$2,569,891,778
Additions (10,600,000 Shares)	109,893,295
Withdrawals (56,000,000 Shares)	(571,947,095)
Net Income (Loss)	200,884,209

Net Asset Value End of Month	$2,308,722,187
Net Asset Value Per Share (221,100,000 Shares)	$10.44

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612